                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF
               9 7/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES C
                      (INCLUDING THOSE IN BOOK-ENTRY FORM)
                                       OF

                              HOLMES PRODUCTS CORP.

         This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Holmes Products Corp. (the "Company") made pursuant to the Prospectus, dated _______, 1999 (the "Prospectus"), if certificates for the outstanding 9 7/8% Senior Subordinated Notes due 2007, Series C of the Company (the "Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York time, on _______, ________, 1999 (the "Expiration Date"). Such form may be delivered through an Agent's Message transmitted through the Automated Tender Offer Program ("ATOP") or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to State Street Bank and Trust Company (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

               STATE STREET BANK AND TRUST COMPANY, EXCHANGE AGENT

              By Mail                     By Facsimile Transmission:             By Hand or Overnight
   (registered or certified mail                (617) 664-5232                         Courier:
            recommended):
                                                                                State Street Bank and
       State Street Bank and                                                        Trust Company
           Trust Company                     Confirm by Telephone             Corporate Trust Department
     Corporate Trust Department            or for Information Call:                   4th Floor
            P.O. Box 778                        (617) 664-5314                 Two International Place
       Boston, MA 02102-0078                                                       Boston, MA 02110

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

LADIES AND GENTLEMEN:

         Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Notes Tendered:*            Certificate No(s).(if available):
------------------------------------            ---------------------------------
$




* Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

    X
------------------------------------------          -------------------------
                                                    Date

    X
------------------------------------------          -------------------------
         Signature(s) of Owner(s)                   Date
         or Authorized Signatory


Area Code and Telephone Number:     (   )
                                 ------------------------------------------
         Must be signed by the Holder(s) of Notes as their name(s) appear(s) on certificates for Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. If Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

                      Please print name(s) and address(es)

Name(s):
                  --------------------------------------------------------
Capacity:
                  --------------------------------------------------------
Address(es):
                  --------------------------------------------------------

                  --------------------------------------------------------

Account Number:
                  --------------------------------------------------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Notes being tendered hereby or confirmation of book-entry transfer of such Notes into the Exchange Agent's account at The Depository Trust Company, in proper form for transfer, together with any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

         The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal, certificates for Notes and any other required documents to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                             (PLEASE TYPE OR PRINT)

Name of Firm: ___________________________________________________________

Address:_________________________________________________________________

Area Code and Telephone No.:_____________________________________________

Authorized Signature: X__________________________________________________

Name:  __________________________________________________________________


Title: ___________________________________________________________________

Dated: ___________________________________________________________________

NOTE: DO NOT SEND NOTE CERTIFICATES WITH THIS FORM. NOTE CERTIFICATES SHOULD BE SENT ONLY WITH A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.